Exhibit 21
SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.
The following is a list of subsidiaries of the Company as of December 31, 2013, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Name	Where incorporated

C.H. Robinson International, Inc.	Minnesota, USA

C.H. Robinson Worldwide Chile, S.A.	Chile

C.H. Robinson de Mexico, S.A. de C.V.	Mexico

C.H. Robinson Company (Canada) Ltd.	Canada

C.H. Robinson Company	Delaware, USA

C.H. Robinson Company, Inc.	Minnesota, USA

CHRW Oldco, Inc. (formerly known as T-Chek Systems, Inc./Les Sytemes T-Chek, Inc.).	Minnesota, USA

C.H. Robinson Worldwide Foundation	Minnesota, USA

C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China

C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong

C.H. Robinson Worldwide Argentina, S.A.	Argentina

C.H. Robinson Worldwide Logistica Do Brasil Ltda.	Brazil

C.H. Robinson Worldwide Colombia SAS	Colombia

C.H. Robinson Worldwide Uruguay S.A.	Uruguay

C.H. Robinson Czech Republic s.r.o.	Czech Republic

C.H. Robinson France SAS	France

C.H. Robinson Worldwide GmbH	Germany

C.H. Robinson Hungary Transport, LLC (C.H. Robinson Hungaria Kft)	Hungary

C.H. Robinson Europe B.V.	Netherlands

C.H. Robinson Iberica SL	Spain

C.H. Robinson Austria GmbH	Austria

C.H. Robinson Switzerland GmbH	Switzerland

CHROBINSON Logistics and Transport Services Limited (Turkey)	Turkey

C.H. Robinson Worldwide Freight India Private Limited	India

C.H. Robinson Belgium BVBA	Belgium

C.H Robinson Worldwide (Shanghai) Co. Ltd.	China

C.H. Robinson Worldwide Singapore Pte. Ltd	Singapore

C.H. Robinson Project Logistics Ltd.	Canada

CH Robinson Project Logistics Sdn. Bhd.	Malaysia

C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia

C.H. Robinson Worldwide (Ireland) Ltd.	Ireland

C.H. Robinson Worldwide (UK) Ltd.	United Kingdom

C.H. Robinson International Puerto Rico, Inc.	Puerto Rico

C.H. Robinson Luxembourg, SARL	Luxembourg

C.H. Robinson Worldwide Peru SA	Peru

C.H. Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Project Logistics Pte. Ltd.	Singapore

C.H. Robinson Sourcing SAS	France

C.H. Robinson Sweden AB	Sweden

C.H. Robinson International Italy, SRL	Italy

C.H. Robinson Project Logistics, Inc.	Texas, USA

Rosemont Farms, LLC	Minnesota, USA

C.H. Robinson Worldwide SA de CV	Mexico

Robinson Holding Company	Minnesota, USA

FoodSource, LLC	Minnesota, USA

C.H. Robinson Polska S.A. (fka Apreo Logistics S.A.)	Poland

Apreo Logistics GmbH	Germany

C.H. Robinson Freight Services, Ltd.(USA) - fka Phoenix International Freight Services Ltd.	Illinois, USA

C.H. Robinson Freight Services (Ireland) Ltd.	Ireland

CH Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Freight Services (Korea) Ltd.	Korea

C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan

C.H. Robinson Freight Services (China) Ltd.	China

Phoenix International Freight Services Ltd. (UK)	UK

C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore

C.H. Robinson Freight Services (Thailand) Ltd.	Thailand

C.H. Robinson International (India) Private Ltd.	India

C.H. Robinson Freight Services Lanka (Private) Limited	Sri Lanka

Phoenix International Freight Services SAS	France

Phoenix International Tahiti SARL	French Polynesia

CHR Holdings (Hong Kong) Limited	Hong Kong

C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong